UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 26, 2021

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange
2013 Series B due 2073	PPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 26, 2021, Western Power Distribution PLC ("WPD"), an indirect wholly owned subsidiary of PPL Corporation, entered into a £350 million credit facility with J.P. Morgan AG as Agent and the financial institutions party thereto as Original Lenders (the "Credit Facility").

Borrowings under the Credit Facility bear interest at a percentage rate per annum which is equal to the sum of (a) the margin plus (b) the LIBOR rate. The margin is 100 basis points per annum.

The Credit Facility is voluntarily prepayable from time to time without premium or penalty, and is mandatorily prepayable upon certain events, including in the event of a Change of Control, as defined in the Credit Facility, of WPD.

In addition, under the Credit Facility WPD is subject to certain financial covenants, which require that WPD's (i) total net debt does not exceed 87.5% of its regulatory asset value, as determined from time to time by the U.K. Office of Gas and Electricity Markets, and (ii) consolidated EBITDA to interest payable is no less than 3.0 to 1.0, in each case as calculated pursuant to such agreement. WPD intends to use the Credit Facility for the repayment of existing corporate debt and for general corporate purposes.

The Credit Facility also contains customary representations, covenants and events of default. Failure to meet the covenants beyond applicable grace periods and certain other events could result in acceleration of the loans and/or termination of the Credit Facility.

The foregoing summary of the Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Facility, which is filed as Exhibits 10.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	10.1 -	£350,000,000 Facility Agreement, dated 26 February 2021, among Western Power Distribution plc and J.P. Morgan AG as Agent and the financial institutions party thereto as Original Lenders.
	104 -	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  March 4, 2021